Exhibit 99.B(d)(92)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Ares Management, LLC

Dated March 30, 2007, as amended May 21, 2009

SEI INSTITUTIONAL MANAGED TRUST

High Yield Bond Fund

Enhanced Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	Ares Management, LLC.

By:	By:
/s/ Aaron C. Buser	/s/ Seth J. Brufsky

Name:	Name:
Aaron C. Buser	Seth J. Brufsky

Title:	Title:
Vice President	Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Ares Management, LLC

Dated March 30, 2007, as amended May 21, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

High Yield Bond Fund	x.xx%
Enhanced Income Fund	x.xx%

Agreed and Accepted:

SEI Investments Management Corporation	Ares Management, LLC

By:	By:
/s/ Aaron C. Buser	/s/ Seth J. Brufsky

Name:	Name:
Aaron C. Buser	Seth J. Brufsky

Title:	Title:
Vice President	Vice President